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                                                                   EXHIBIT 10.21

                               LICENSE AGREEMENT

        THIS AGREEMENT is entered into as of the 4th day of March, 1999 by and between INTERNATIONAL TRADING & MANUFACTURING CORP., a Nevada corporation ("Licensee") and SASHA ST. CLAIR ("SSC").

                                   BACKGROUND

        A. SSC has the right to license the trade name, likeness, trademark, patent rights and other licensed indicia relating to "Downunder Spineless Wunder Boner" (collectively, the "Marks") as more completely set forth on Exhibit "A", attached hereto and incorporated herein by reference.

        B. Licensee is engaged in the business of manufacturing and selling the products set forth on Exhibit "B", attached hereto and incorporated herein by reference and desires to obtain a license from SSC to manufacture and sell such products utilizing the Marks.

        C. SSC desires to protect the integrity of any likeness, trademarks and patent rights contained within said Marks, if any.

        D. SSC and Licensee have entered into this Agreement to set forth their respective rights and obligations.

                              TERMS AND CONDITIONS

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. LICENSE

        1.1 GRANT OF LICENSE. Upon the terms and conditions set forth herein, SSC hereby grants to Licensee, and Licensee hereby accepts, an exclusive license and exclusive right to use the Marks in the Contract Territory (as defined below) during the Contract Period (as defined below) in connection with the manufacture, packaging, shipping and sale of products bearing and replicating the Marks (the "Licensed Product"). It is understood that at all times SSC shall be deemed the owner of the Marks. It is understood and agreed that this License shall pertain only to the Licensed Product and does not extend to any other product or service.


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     1.2  Right to Sublicense. The license and rights granted herein shall include the right of Licensee to do any of the following acts: (i) manufacture or distribute the Licensed Product or merchandise, including the advertisement or packaging thereof, bearing the Marks; (ii) grant sublicenses or assignments in or of the license granted herein or any portion thereof; (iii) produce the Licensed Product under any name other than those set forth on Exhibit "B"; (iv) change, alter, add to, delete from, augment or modify the Licensed Product in any way or mix the Marks with any other image, photograph, likeness, or copy thereof or couple or bundle the Licensed Product in conjunction with others; or, (vi) sell the Licensed Product to any person or entity for incorporation into another product. License is granted hereunder for the manufacture, sale, or distribution of Licensed Product to be used as giveaway advertising, premiums, for fund raising, as giveaways, in combination sales, or to be disposed of under similar methods of merchandising or sold for less than the usual selling price for the purpose of increasing sales. Licensee may use the Licensed Product and any of the Marks in connection with any sweepstakes lottery, game of chance or any similar promotional sales device, scheme, or program.

     SECTION 2.     TERRITORY

     2.1 CONTRACT TERRITORY. The license granted pursuant to this Agreement shall be worldwide (the "Contract Territory").

     SECTION 3.     TERM

     3.1 TERM. The term of this Agreement shall be for a period beginning on the date hereof and ending on August 31, 2003 unless sooner terminated in accordance with the terms hereof (the "Contract Period"). This Agreement may be renewed by a writing signed by each party hereto.

     SECTION 4.     ROYALTY AND COMPENSATION

     4.1  ROYALTY

     (a) In consideration of the rights granted by SSC hereunder, Licensee hereby irrevocably agrees to pay SSC, on its own behalf and on behalf of all its licensees and sublicenses, a royalty (the "Royalty") equal to the following sum payable in U.S. Dollars:

          (i)  $1.00 per unit sold from television sales and giveaways; and,

          (ii) $3.00 per unit sold for all other sales.

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        b)      For the purposes of Paragraph 4.1(a) above, the term "unit sold" shall mean the actual sale of the Licensed Product and collection of payment thereon after any returns of the products sold. A "unit" shall mean one Licensed Product.

        4.2 GUARANTEED MINIMUM AND ADVANCE ROYALTIES. Licensee agrees that notwithstanding the actual amount of sales of Licensed Product, so long as this Agreement is in effect it shall be obligated to make certain nonrefundable minimum payments to SSC ("Guaranteed Minimum Royalties") in the amount of $5,000 for four (4) consecutive months commencing upon the execution of this Agreement. All payments of Royalty pursuant to SECTION 4.1 will be credited against the Guaranteed Minimum Royalty. Once the prepaid minimum amount is reached, Royalty payments will be made in accordance with SECTION 4.1.

        4.3 PAYMENTS; STATEMENTS AND RECORDS. All Royalty payments shall be made to the order of SSC and shall be due and payable within thirty (30) days after the end of each calendar month for sales or distributions during the previous month. Complete and accurate Royalty reports will be due whether or not there were sales during the previous month. Licensee shall (i) furnish to SSC, in connection with each Royalty payment, a statement of account of all sales activity relating to the Licensed Product and (ii) keep full, true, clear and accurate records and books of account with respect to all Licensed Product, such books and records to be retained for at least one (1) year after expiration of the Contract Period. SSC shall have the right to inspect any such books and records related to the Licensed Product during normal business hours upon seventy-two (72) hour advance notice.

        In the event that audit by SSC (or its representatives) determines a payment deficiency for Royalties due versus Royalties actually paid by Licensee of ten percent (10%) or greater, then the cost of the audit shall be paid by Licensee, together with the Royalty deficiency.

        The receipt and/or acceptance by SSC of the statements furnished or Royalties paid hereunder to SSC or the cashing of any Royalty checks paid hereunder, shall not preclude SSC from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by Licensee and the appropriate payment shall be made by Licensee.

        SECTION 5. MANUFACTURE AND QUALITY STANDARDS

        5.1 QUALITY STANDARDS. The Licensed Product shall meet or exceed Licensee's standards and shall be of uniform premium quality stainless steel in Licensee's reasonable judgment.


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     5.2  TRADEMARK PROTECTION; INTELLECTUAL PROPERTY.

     (a) Licensee acknowledges that the manufacture and sale by it of the Licensed Product shall not vest in Licensee any ownership rights whatsoever in the Marks. Licensee shall cause to appear on all Licensed Product, and on all materials in connection with which the Marks are used hereunder, legends, markings, indications and notices in order to give notice of the trademarks, tradenames, patents or other rights therein or pertaining thereto.

     Section 6.  INDEMNIFICATION

     6.1 INDEMNIFICATION. If any person shall make a claim for any damage or injury of any kind or nature whatever, including death, whether such claim be for breach of warranty, product liability, or for any other alleged type of damage, and whether such claim be based in negligence, strict liability, or under any other theory, against SSC and/or any of his affiliates, partners, shareholders, agents, employees, and directors or licensors (collectively, the "Indemnified Parties") arising out of the Licensee's actions or inactions in accordance with this Agreement, Licensee will indemnify and hold harmless SSC and each Indemnified Party from and against any and all loss, expense, damage, or injury that SSC and any Indemnified Party may sustain as a result of any such claim, and Licensee will assume on behalf of SSC and such Indemnified Parties the defense of any action at law or suit in equity or any other proceeding which may be brought against SSC or any Indemnified Party upon such claim and will pay on behalf of SSC upon its demand the amount of any and all costs, fees, and expenses in connection with such defense, including the fees of SSC's counsel, as well as any judgment, fine, or penalty that may be entered against SSC or any Indemnified Party in any such action, suit, or proceeding. This indemnity shall continue in force notwithstanding the termination of this Agreement.

     Section 7.  REPRESENTATIONS AND WARRANTIES

     7.1 REPRESENTATIONS AND WARRANTIES. Each party represents and warrants to the other that: (i) it is duly organized and validly existing under the laws of the state of its organization; (ii) it has full power and authority to enter into and this Agreement and the person or persons executing this Agreement have been duly authorized to do so; and (iii) the execution, delivery and performance of this Agreement shall not conflict with, violate or constitute a default under any other contracts, agreements or undertakings to which it is a party or by which it is bound.

     7.2 INDEMNITY BY SSC. SSC represents and warrants that is has the rights to grant the license in the Marks granted herein as set forth on Exhibit "A" and permit the manufacture and sale of the Licensed Product. In the event a third party should file

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within the Contract Territory any claim against Licensee for infringement or for other similar intellectual property infringement, occurring within the Contract Territory, Licensee shall promptly notify SSC of such claim, and thereafter (i) if such claim arises out of SSC's failure to possess full right and authority to grant the License evidenced by this Agreement, then SSC shall undertake defense of such claim through counsel of its choosing and at its expense. SSC shall take whatever steps it deems necessary or appropriate to defend and finally dispose of such claim. If the claim is disposed of by agreed or court imposed suspension of distribution of Licensed Product, Licensee, upon notice from SSC shall suspend its distribution of Licensed Product, however, SSC shall be responsible for any damages or expenses suffered by Licensee as a result of such suspension or limitations including without limitation consequential damages.

     7.3 SAFETY. Licensee certifies that the Licensed Product will meet all applicable Consumer Product Safety Commission (CPSC) and all applicable American Society for Testing and Materials (ASTM) standards as well as comply with all other applicable federal, state and local laws and regulations.

     Section 8.  TERMINATION

     8.1 PAYMENT OF COVENANT DEFAULT. If Licensee shall (i) fail to make any payment due hereunder and if such default shall continue uncured for a period of twenty (20) days thereafter; (ii) if Licensee fails to use reasonable efforts to continue to sell the Licensed Product; or, (iii) if the Royalty payments as set forth in Paragraph 4.1 are less than $5,000 in any given month, then SSC shall have the right, at its sole discretion to terminate this Agreement. If Licensee shall otherwise fail to perform any of the terms, conditions, agreements or covenants in this Agreement, and such default shall continue uncured for a period of thirty (30) days after written notice thereof to Licensee, SSC shall also have the right to terminate this Agreement.

     8.2 INSOLVENCY. Either party may by written notice terminate this Agreement immediately without incurring thereby any liability to the other in the event the other party shall (i) be dissolved, be adjudicated insolvent or bankrupt or cease operations, admit in writing its inability to pay its debts as they mature or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors, or file for relief under any insolvency law; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets or affairs, or authorize such application or consent, or suffer any proceedings seeking such appointment to be commenced against it (whether voluntary or involuntary) which continues undismissed for a period of thirty (30) days; or (iii) be the subject of any other proceeding not defined above whereby any substantial portion of the property or assets of such party are or may be distributed among its creditors (or any group of them).

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     8.3  BANKRUPTCY. SSC may immediately terminate this Agreement without liability if Licensee files for protection under any bankruptcy rules or regulations.

     8.4  RIGHTS AND REMEDIES. On the expiration or sooner termination of this
Agreement:

     (a) The rights and license granted to Licensee herein shall forthwith terminate and automatically revert to SSC.

     The parties acknowledge that there may not be an adequate remedy at law to redress a breach or threatened breach of the terms of this Agreement, and therefore agree that either party, or their respective assigns, shall be entitled to an injunction or other equitable relief against the other to restrain it from such breach, and each party waives any claim or defense that the other has all adequate remedy at law. The foregoing is in addition to any remedies at law that either party may have.

     SECTION 9. MISCELLANEOUS

     9.1 NO AGENCY RELATION. Nothing herein contained shall create or be deemed to create any agency, partnership or joint venture between the parties hereto; and neither party shall have power or authority to obligate or bind the other in any manner whatsoever.

     9.2 AMENDMENTS. No addition to, deletion from or modification of any of the provisions of this Agreement shall be binding upon the parties unless made in writing and signed by a duly authorized representative of each party.

     9.3 ASSIGNMENT. This Agreement shall inure to the benefit of the respective parties and their successors and assigns, however, Licensee shall not assign its interest in this Agreement without the prior written consent of SSC, which consent shall not be unreasonably withheld.

     9.4 APPLICABLE LAW. This Agreement and all purchase orders placed pursuant to this Agreement shall be governed by and construed and enforced in accordance with the internal laws and judicial decisions of the State of California. Should any action be brought to enforce or interpret this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs. The parties agree that any dispute under this Agreement shall be resoled by binding Arbitration in San Diego County, California.


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     9.5  COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     9.6 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission or overnight carrier.


TO LICENSEE:                                  TO SCC:
International Trading & Manufacturing Corp.   Sasha St. Clair
11250 El Camino Real, Suite #100              P.O. Box 980188
San Diego, CA 92130                           Park City, Utah 84098
Facsimile: (619) 793-8842                     Facsimile: (435) 649-5891 and
                                                         (435) 649-1770


or to other such address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth herein, provided that notice of a change of address all be deemed given only upon receipt.

     9.7 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, verbal or written relating to the subject matter hereof. There are not unwritten oral agreement between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     INTERNATIONAL TRADING &
                                     MANUFACTURING CORP.,
                                     a Nevada corporation


                                     By: /s/ Klaus Moeller CEO
                                        ----------------------------

                                     Its: CFO
                                         ---------------------------
                                      /s/ [Sasha St. Clair] 5 Feb 99
                                     -------------------------------
                                     Sasha St. Clair



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                                  EXHIBIT "A"

                                MARKS TO BE USD
                              ON LICENSED PRODUCT

Name(s) of Owners of Marks:        Marks*
---------------------------        ------

o SSC                              o Downunder Spineless Wunder Boner

                                     [in any combination on any single
                                     Licensed Product]


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* All patents, trademarks and tradenames shall be deemed owned by SSC at all times.
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                                  EXHIBIT "B"

                                LICENSED PRODUCT

Licensed Product:

o Fishing gear and accessories